UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

METALS ACQUISITION LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Jersey	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3rd Floor, 44 Esplanade, St. St. Helier, Jersey	JE49WG
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary shares, par value $0.0001 per share	New York Stock Exchange

Warrants to purchase one ordinary share, each at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-269007

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are the ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) of Metals Acquisition Limited (the “Company”), and warrants to purchase Ordinary Shares (“Warrants”). The description of the Ordinary Shares and Warrants contained under the heading “Description of New MAC Share Capital” in the proxy statement/prospectus included in the Company’s registration statement on Form F-4 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 23, 2022, as amended from time to time (File No. 333-269007) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Metals Acquisition Limited

By:	/s/ Michael James McMullen
	Name:	Michael James McMullen
	Title:	Chief Executive Officer

Dated: June 15, 2023